Exhibit 99.1
Vontier Reports Second Quarter Results and Announces Agreement to Acquire Invenco
SECOND QUARTER HIGHLIGHTS
•Strong execution, price and cost performance, and capital allocation drove GAAP EPS of $0.21; Adjusted EPS of $0.72, up 18%
•Q2 revenue growth of 7% up 2% core, ahead of expectations, reflects double-digit growth at DRB and Environmental
•Adjusted gross margin expanded 100 basis points driven by price and strong demand for Retail Solutions
•Reiterates expectations for full-year 2022 GAAP EPS of $3.30 - $3.40 and Adjusted EPS of $3.20 - $3.30, up 11-15%, despite supply chain, inflationary, FX and interest headwinds
BOLT-ON ACQUISITION HIGHLIGHTS
•Agreement to acquire leading global provider of open platform retailing and payment hardware and software solutions for $80 million
•Expands leadership in digitally agile workflow software and payment systems with best-in-class edge computing technology
•Further advances portfolio diversification and accelerates digital strategy
•Expected to achieve 20% ROIC in three years
Raleigh, NC, August 4, 2022 - Vontier Corporation (“Vontier”) (NYSE: VNT) today announced results for the second quarter 2022 and that it has signed a definitive agreement to acquire Invenco, a leading global provider of open platform retailing and payment hardware and software solutions.
For the second quarter ended July 1, 2022, net earnings were $33.3 million and adjusted net earnings were $116.4 million. For the second quarter ended July 1, 2022, diluted net earnings per share were $0.21 and adjusted diluted net earnings per share were $0.72.
For the second quarter of 2022, revenue increased 7.2% year-over-year to $776.4 million, which reflected an increase in core revenue of 1.6%.
Mark D. Morelli, President and Chief Executive Officer, stated, “Strong execution, price and cost performance, and capital allocation drove double-digit earnings growth. I am incredibly pleased with our team’s ability to leverage the power of VBS to deliver adjusted gross margin expansion of 100 basis points and nearly 30% incremental margin despite continued supply chain and inflationary headwinds in the second quarter. Reflecting the strength and resiliency of our portfolio, the overall demand environment remains solid and underlying order trends and elevated backlog levels position us well for accelerated growth into the back half of this year and into 2023.”
For the third quarter of 2022, Vontier anticipates diluted net earnings per share to be in the range of $0.72 to $0.77 and adjusted diluted net earnings per share to be in the range of $0.85 to $0.90. For the full year 2022, Vontier anticipates diluted net earnings per share to be in the range of $3.30 to $3.40 and adjusted diluted net earnings per share to be in the range of $3.20 to $3.30.
Commenting on the acquisition, Mr. Morelli added, “We are excited to acquire industry leader Invenco and expand our software enabled workflow solutions and subscription business. Invenco’s disruptive edge computing technology roadmap and modular solutions offer extensibility across other retailing verticals and accelerates our digital strategy, better positioning us to serve our customers’ growing demand for digitally agile software systems.”
Invenco was founded in 2009 as a self-service payment solution provider with a range of products including outdoor payment terminals, electronic payment servers and cloud solutions. As one of the leading suppliers of retailing and payment solutions to the convenience retail industry worldwide, Invenco’s innovative, modern, and highly secure solutions are well positioned to enable retailers to solve for dynamic needs and innovate for different energy futures, digital payments, and consumer services. Headquartered in Auckland, New Zealand, Invenco is privately held and employs approximately 300 employees globally, including 130 software engineers.
Invenco’s expected 2022 revenue of $80 million with mid-40% gross margins enhances Vontier’s growth and recurring revenue profile. The purchase price for the acquisition is $80 million plus additional, contingent consideration based on performance and the transaction is expected to close in the third quarter of 2022. The acquisition will be subject to customary closing conditions, and will be funded with available liquidity. Upon closing, Invenco will be integrated within Gilbarco Veeder-Root (GVR), leveraging GVR’s channel to market.
Vontier will discuss results and outlook during its quarterly investor conference call today starting at 8:00 a.m. ET. The call and an accompanying slide presentation will be webcast on the “Investors” section of Vontier’s website, www.vontier.com, under “Events & Presentations.” A replay of the webcast will be available at the same location shortly after the conclusion of the presentation.
The conference call can be accessed by dialing 866-831-8616 within the U.S. or by dialing 203-518-9883 outside the U.S. a few minutes before 8:00 a.m. ET and notifying the operator that you are dialing in for Vontier’s earnings conference call (Conference ID: 3022156 Passcode: 20314). A replay of the conference call will be available shortly after the conclusion of the call. Once available, you can access the conference call replay by dialing 888-225-1656 within the U.S. or 402-220-4975 outside the U.S. (Conference ID: 3022156) or visit the “Investors” section of the website under “Events & Presentations.”
ABOUT VONTIER
Vontier is a global industrial technology company at the forefront of solving next-gen mobility and transportation challenges. Guided by the Vontier Business System and an unwavering commitment to our customers, Vontier delivers smart, sustainable solutions to create a better world.
NON-GAAP FINANCIAL MEASURES
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also references “adjusted net earnings,” “adjusted diluted net earnings per share,” and “core revenue” which are non-GAAP financial measures. The reasons why we believe these measures, when used in conjunction with the GAAP financial measures, provide useful information to investors, how management uses such non-GAAP financial measures, a reconciliation of these measures to the most directly comparable GAAP measures and other information relating to these measures are included in the supplemental reconciliation schedule attached. The non-GAAP financial measures should not be considered in isolation or as a substitute for the GAAP financial measures, but should instead be read in conjunction with the GAAP financial measures. The non-GAAP financial measures used by Vontier in this release may be different from similarly-titled non-GAAP measures used by other companies.
FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. These statements include, but are not limited to statements regarding Vontier Corporation’s (the “Company’s”) business and acquisition opportunities and anticipated earnings, and any other statements identified by their use of words like “anticipate,” “expect,” “believe,” “outlook,” “guidance,” or “will” or other words of similar meaning. There are a number of important risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those suggested or indicated by such forward-looking statements and you should not place undue reliance on any such forward-looking statements. These risks and uncertainties include, among other things, the duration and impact of the ongoing COVID-19 pandemic, deterioration of or instability in the economy, the markets we serve, international trade policies and the financial markets, contractions or lower growth rates and cyclicality of markets we serve, competition, changes in industry standards and governmental regulations that may adversely impact demand for our products or our costs, our ability to successfully identify, consummate, integrate and realize the anticipated value of appropriate acquisitions and successfully complete divestitures and other dispositions, our ability to develop and successfully market new products, software, and services and expand into new markets, the potential for improper conduct by our employees, agents or business partners, impact of divestitures, contingent liabilities relating to acquisitions and divestitures, impact of changes to tax laws, our compliance with applicable laws and regulations and changes in applicable laws and regulations, risks relating to international economic, political, war or hostility, legal, compliance and business factors, risks relating to potential impairment of goodwill and other intangible assets, currency exchange rates, tax audits and changes in our tax rate and income tax liabilities, the impact of our debt obligations on our operations, litigation and other contingent liabilities including intellectual property and environmental, health and safety matters, our ability to adequately protect our intellectual property rights, risks relating to product, service or software defects, product liability and recalls, risks relating to product manufacturing, our relationships with and the performance of our channel partners, commodity costs and surcharges, our ability to adjust purchases and manufacturing capacity to reflect market conditions, reliance on sole sources of supply, security breaches or other disruptions of our information technology systems, adverse effects of restructuring activities, impact of changes to U.S. GAAP, labor matters, and disruptions relating to man-made and natural disasters. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in our SEC filings, including our Annual Report on Form 10-K for the year ended December 31, 2021. These forward-looking statements represent Vontier’s beliefs and assumptions only as of the date of this release and Vontier does not assume any obligation to update or revise any forward-looking statement, whether as a result of new information, future events and developments or otherwise.

CONTACT
Lisa Curran
Vice President, Investor Relations
Vontier Corporation
5438 Wade Park Blvd, Suite 600
Raleigh, NC 27607
Telephone: (984) 275-6000

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(in millions, except share and per share amounts)

	July 1, 2022	December 31, 2021
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$127.4	$572.6
Accounts receivable, net	482.4	481.3
Inventories:
Finished goods	112.9	104.7
Work in process	39.7	34.4
Raw materials	173.8	147.9
Total inventories	326.4	287.0
Prepaid expenses and other current assets	124.3	137.3
Equity securities measured at fair value	135.1	—
Current assets held for sale	150.3	—
Total current assets	1,345.9	1,478.2
Property, plant and equipment, net	84.9	100.6
Operating lease right-of-use assets	42.8	45.4
Long-term financing receivables, net	244.8	241.7
Other intangible assets, net	642.7	615.9
Goodwill	1,707.8	1,667.2
Other assets	150.3	200.8
Total assets	$4,219.2	$4,349.8
LIABILITIES AND EQUITY
Current liabilities:
Short-term borrowings	$9.1	$3.7
Trade accounts payable	387.7	424.9
Current operating lease liabilities	12.7	12.8
Accrued expenses and other current liabilities	390.3	492.0
Current liabilities held for sale	50.3	—
Total current liabilities	850.1	933.4
Long-term operating lease liabilities	33.4	35.6
Long-term debt	2,599.2	2,583.8
Other long-term liabilities	233.8	223.3
Commitments and Contingencies
Equity:
Preferred stock -- 15,000,000 authorized shares; no par value and none issued and outstanding	—	—
Common stock, $0.0001 par value -- 1,985,000,000 shares authorized; 169,519,031 and 169,168,285 shares issued; and 158,673,975 and 169,168,285 shares outstanding as of July 1, 2022 and December 31, 2021, respectively	—	—
Treasury stock, at cost — 10,845,056 and no shares at July 1, 2022 and December 31, 2021, respectively	(278.0)	—
Additional paid-in capital	12.8	1.5
Retained earnings	660.8	386.7
Accumulated other comprehensive income	103.7	181.7
Total Vontier stockholders’ equity	499.3	569.9
Noncontrolling interests	3.4	3.8
Total stockholders’ equity	502.7	573.7
Total liabilities and equity	$4,219.2	$4,349.8

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(in millions, except per share amounts)
(unaudited)

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Sales	$776.4	$724.6	$1,524.5	$1,432.0
Cost of sales	(428.3)	(406.1)	(841.1)	(801.7)
Gross profit	348.1	318.5	683.4	630.3
Operating costs:
Selling, general and administrative expenses	(176.7)	(164.6)	(342.7)	(310.3)
Research and development expenses	(34.9)	(32.9)	(69.4)	(66.1)
Operating profit	136.5	121.0	271.3	253.9
Non-operating income (expense), net:
Interest expense, net	(15.3)	(12.0)	(28.2)	(22.4)
Write-off of deferred financing costs	—	(0.2)	—	(3.4)
Gain on previously held equity interests from combination of business	—	—	32.7
Unrealized (loss)/gain on equity securities measured at fair value	(80.0)	—	83.0
Other non-operating (expense)/income, net	—	0.1	(0.1)	(0.1)
Earnings before income taxes	41.2	108.9	358.7	228.0
Provision for income taxes	(7.9)	(26.6)	(75.2)	(54.7)
Net earnings	$33.3	$82.3	$283.5	$173.3

Net earnings per share:
Basic	$0.21	$0.49	$1.74	$1.03
Diluted	$0.21	$0.48	$1.73	$1.02
Average common stock and common equivalent shares outstanding:
Basic	160.5	169.0	163.2	168.8
Diluted	161.2	170.1	163.9	169.8

VONTIER CORPORATION AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
($ in millions)
(unaudited)

	Six Months Ended
	July 1, 2022	July 2, 2021
Cash flows from operating activities:
Net earnings	$283.5	$173.3
Non-cash items:
Depreciation and amortization expense	58.1	39.0
Stock-based compensation expense	13.1	13.0
Write-off of deferred financing costs	—	3.4
Amortization of debt issuance costs	1.7	1.7
Gain on previously held equity interests from combination of business	(32.7)	—
Unrealized gain on equity securities measured at fair value	(83.0)	—
Change in deferred income taxes	5.0	(12.4)
Change in accounts receivable and long-term financing receivables, net	(31.8)	47.3
Change in other operating assets and liabilities	(165.4)	(48.8)
Net cash provided by operating activities	48.5	216.5
Cash flows from investing activities:
Cash paid for acquisitions, net of cash received	(186.6)	—
Payments for additions to property, plant and equipment	(26.5)	(21.7)
Proceeds from sale of asset	0.2	—
Cash paid for equity investments	(7.3)	(7.6)
Net cash used in investing activities	(220.2)	(29.3)
Cash flows from financing activities:
Proceeds from issuance of long-term debt	144.0	1,586.5
Repayment of long-term debt	(130.0)	(1,400.0)
Payment for debt issuance costs	—	(5.0)
Payment of common stock cash dividend	(8.0)	(4.2)
Purchase of treasury stock	(271.1)	—
Net borrowings (repayments) of short-term debt	5.0	(5.5)
Net transfers to Former Parent	—	(31.8)
Proceeds from stock option exercises	0.6	4.2
Acquisition of noncontrolling interest	—	(1.9)
Other financing activities	(3.3)	(4.1)
Net cash (used in) provided by financing activities	(262.8)	138.2
Effect of exchange rate changes on cash and cash equivalents	(10.7)	(2.5)
Net change in cash and cash equivalents	(445.2)	322.9
Beginning balance of cash and cash equivalents	572.6	380.5
Ending balance of cash and cash equivalents	$127.4	$703.4

VONTIER CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
AND OTHER INFORMATION
Adjusted Net Earnings and Adjusted Diluted Net Earnings per Share
We disclose the non-GAAP measures of adjusted net earnings and adjusted diluted net earnings per share which, to the extent applicable, make the following adjustments to GAAP net earnings and GAAP diluted net earnings per share:
•Excluding on a pretax basis amortization of acquisition-related intangible assets;
•Excluding on a pretax basis restructuring and other termination costs and severance benefits (“Restructuring costs”);
•Excluding on a pretax basis (to the extent tax deductible) charges for goodwill impairment;
•Excluding on a pretax basis transaction- and deal-related costs;
•Excluding on a pretax basis gains and losses from the sale of property;
•Excluding on a pretax basis earnings attributable to noncontrolling interests;
•Excluding on a pretax basis one-time costs related to the separation;
•Excluding on a pretax basis non-cash write-offs of deferred financing costs;
•Excluding on a pretax basis other charges which represent charges incurred that are not part of our core operating results;
•Excluding on a pretax basis the amortization of acquisition-related inventory fair value step-up;
•Excluding on a pretax basis gains and losses on investments;
•Including on a pretax basis normalization and other adjustments which represent adjustments for standalone public company costs; and
•Excluding and including the tax effect of the adjustments noted above and other tax adjustments. The tax effect of such adjustments was calculated by applying our overall estimated effective tax rate to the pretax amount of each adjustment (unless the nature of the item and/or the tax jurisdiction in which the item has been recorded requires application of a specific tax rate or tax treatment, in which case the tax effect of such item is estimated by applying such specific tax rate or tax treatment).
Management believes that these non-GAAP financial measures provide useful information to investors by reflecting additional ways of viewing aspects of our operations that, when reconciled to the corresponding GAAP measure, help our investors to understand the long-term profitability trends of our business, and facilitate comparisons of our profitability to prior and future periods and to our peers.
These non-GAAP measures should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies.

Core Revenue

We define sales from existing businesses (“Core Revenue”) as total sales excluding (i) sales from acquired and divested businesses; (ii) the impact of currency translation; and (iii) certain other items.
•References to sales attributable to acquisitions or acquired businesses refer to GAAP sales from acquired businesses recorded prior to the first anniversary of the acquisition less the amount of sales attributable to certain divested businesses or product lines not considered discontinued operations.
•The portion of sales attributable to the impact of currency translation is calculated as the difference between (a) the period-to-period change in sales (excluding sales from acquired businesses) and (b) the period-to-period change in sales, including foreign operations, (excluding sales from acquired businesses) after applying the current period foreign exchange rates to the prior year period.
•The portion of sales attributable to other items is calculated as the impact of those items which are not directly correlated to sales from existing businesses which do not have an impact on the current or comparable period.
Management believes that reporting the non-GAAP financial measure of sales from existing businesses provides useful information to investors by helping identify underlying growth trends in our business and facilitating easier comparisons of our sales performance with our performance in prior and future periods and to our peers. We exclude the effect of acquisitions and divestiture-related items because the nature, size and number of such transactions can vary dramatically from period to period and between us and our peers. We exclude the effect of currency translation and certain other items from sales from existing businesses because these items are either not under management’s control or relate to items not directly correlated to sales from existing businesses. Management believes the exclusion of these items from sales from existing businesses may facilitate assessment of underlying business trends and may assist in comparisons of long-term performance.
Sales from existing businesses should be considered in addition to, and not as a replacement for or superior to, total sales, and may not be comparable to similarly titled measures reported by other companies.

Reconciliation of Net Earnings to Adjusted Net Earnings

	Three Months Ended		Six Months Ended
($ in millions)	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Net Earnings (GAAP)	$33.3	$82.3	$283.5	$173.3
Amortization of acquisition-related intangible assets	19.6	7.6	38.1	15.2
Restructuring costs	4.8	3.1	5.4	7.1
Transaction- and deal-related costs	3.3	0.7	10.4	2.5
Earnings attributable to noncontrolling interests	—	(2.4)	—	(2.3)
Gain on previously held equity interests from combination of business and other	—	—	(32.7)	—
Unrealized loss (gain) on equity securities measured at fair value	80.0	—	(83.0)	—
Other charges	0.8	15.0	2.1	15.0
Non-cash write-off of deferred financing costs	—	0.2	—	3.4
One-time costs related to separation	1.6	4.6	3.2	11.0
Normalization and other adjustments (a)	—	(0.6)	(0.3)	(1.9)
Tax effect of the Non-GAAP adjustments (b)	(24.2)	(6.8)	7.9	(11.9)
Other tax adjustment	(2.8)	0.7	(2.3)	0.7
Adjusted Net Earnings (Non-GAAP)	$116.4	$104.4	$232.3	$212.1

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain (loss) on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Reconciliation of Diluted Net Earnings per Share to Adjusted Diluted Net Earnings per Share

	Three Months Ended		Six Months Ended
	July 1, 2022	July 2, 2021	July 1, 2022	July 2, 2021
Diluted Net Earnings Per Share (GAAP)	$0.21	$0.48	$1.73	$1.02
Amortization of acquisition-related intangible assets	0.12	0.04	0.23	0.09
Restructuring costs	0.03	0.02	0.03	0.04
Transaction- and deal-related costs	0.02	—	0.06	0.01
Earnings attributable to noncontrolling interests	—	(0.01)	—	(0.01)
Gain on previously held equity interests from combination of business and other	—	—	(0.20)	—
Unrealized loss (gain) on equity securities measured at fair value	0.50	—	(0.51)	—
Other charges	—	0.09	0.01	0.09
Non-cash write-off of deferred financing costs	—	—	—	0.02
One-time costs related to separation	0.01	0.03	0.02	0.06
Normalization and other adjustments (a)	—	—	—	(0.01)
Tax effect of the Non-GAAP adjustments (b)	(0.15)	(0.04)	0.05	(0.07)
Other tax adjustment	(0.02)	—	(0.01)	—
Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.72	$0.61	$1.42	$1.25

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective tax rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Note: The sum of the components of Adjusted Diluted Net Earnings Per Share may not equal due to rounding.

Forecasted Adjusted Diluted Net Earnings Per Share

	Three Months Ended		Year Ended
	September 30, 2022		December 31, 2022
	Low End	High End	Low End	High End
Forecasted Diluted Net Earnings Per Share	$0.72	$0.77	$3.30	$3.40
Anticipated amortization of acquisition-related intangible assets	0.12	0.12	0.46	0.46
Anticipated restructuring costs	0.05	0.05	0.11	0.11
Anticipated one-time costs, net of normalization (a)	0.01	0.01	0.04	0.04
Transaction- and deal-related costs	—	—	0.04	0.04
Other charges	—	—	0.01	0.01
Gain on previously held equity interests from combination of business and other	—	—	(0.20)	(0.20)
Unrealized gain on equity interests measured at fair value	—	—	(0.51)	(0.51)
Tax effect of the Non-GAAP adjustments and other tax adjustment (b)	(0.05)	(0.05)	(0.05)	(0.05)
Forecasted Adjusted Diluted Net Earnings Per Share (Non-GAAP)	$0.85	$0.90	$3.20	$3.30

(a) Adjustment for standalone public company costs
(b) Tax effect calculated using an estimated adjusted effective rate for each respective period. The gain on previously held equity interests from combination of business is non-taxable income and therefore the tax effect of the adjustments only includes the other adjustments noted.

Note: The sum of the components of Forecasted Adjusted Diluted Net Earnings per Share may not equal due to rounding.

Components of Revenue Growth

	% Change Three Months Ended July 1, 2022 vs. Comparable 2021 Period	% Change Six Months Ended July 1, 2022 vs. Comparable 2021 Period
Total Revenue Growth (GAAP)	7.2%	6.5%
Core revenue growth (Non-GAAP)	1.6%	0.8%
Impact of acquisitions (Non-GAAP)	8.2%	7.7%
Impact of currency exchange rates (Non-GAAP)	(2.6)%	(2.0)%